UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2015

CORINTHIAN COLLEGES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-25283	33-0717312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Hutton Centre Drive, Suite 400, Santa Ana, California	92707
(Address of Principal Executive Offices)	(Zip Code)

(714) 427-3000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

On May 4, 2015, Corinthian Colleges, Inc. (the “Company”) and each of the following of its wholly-owned subsidiaries filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), seeking relief under the provisions of Chapter 11 (“Chapter 11”) of the United States Bankruptcy Code (the “Bankruptcy Code”): Corinthian Schools, Inc., Rhodes Colleges, Inc., Florida Metropolitan University, Inc., Corinthian Property Group, Inc., Titan Schools, Inc., Career Choices, Inc., Sequoia Education, Inc., ETON Education, Inc., Ashmead Education, Inc., MJB Acquisition Corporation, ECAT Acquisition, Inc., Pegasus Education, Inc., Grand Rapids Educational Center, Inc., Rhodes Business Group, Inc., Everest College Phoenix, Inc., CDI Education USA, Inc., SP PE VII-B Heald Holdings Corp., SD III-B Heald Holdings Corp., Heald Capital LLC, Heald Real Estate, LLC, Heald Education, LLC, Heald College, LLC, QuickStart Intelligence Corporation and Socle Education, Inc. The Chapter 11 petitions are being jointly administered under the caption In re: Corinthian Colleges, Inc. et al., Case No. 15-10952 (KJC) (the “Chapter 11 Petitions”).

The Company’s stockholders are cautioned that trading in shares of the Company’s equity securities during the pendency of the Chapter 11 Petitions is highly speculative and poses substantial risks. Trading prices for the Company’s equity securities may bear little or no relationship to the actual recovery, if any, by holders in our Chapter 11 bankruptcy proceedings.  At this time, the Company does not expect to be able to distribute any proceeds from the Chapter 11 Petitions to stockholders. Accordingly, the Company urges extreme caution with respect to existing and future investments in its equity securities.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 1, 2015, Jack D. Massimino, the Company’s Chairman of the Board and Chief Executive Officer, voluntarily agreed to reduce his annual compensation to one dollar ($1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORINTHIAN COLLEGES, INC.

Date: May 6, 2015	By:	/s/ Stan A. Mortensen
Stan A. Mortensen
Executive Vice President and
General Counsel